                                                                    EXHIBIT 3(i)



                            ARTICLES OF INCORPORATION

                                       OF

                          HENRY COUNTY BANCSHARES, INC.

                            ARTICLES OF INCORPORATION

                                       OF

                          HENRY COUNTY BANCSHARES, INC.

       The undersigned incorporator hereby submits the following Articles of
Incorporation:

                                    ARTICLE I

       The name of the Corporation is "Henry County Bancshares, Inc."

                                   ARTICLE II

       The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                   ARTICLE III

       The duration of the Corporation shall be perpetual.

                                   ARTICLE IV

       The Corporation is a corporation for profit and is organized for the following purposes: to acquire and hold all or part of the outstanding stock of one or more corporations engaged in the banking business or any other types of businesses; to acquire and hold other investment assets; to engage in any lawful business or activities related thereto; and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

                                    ARTICLE V

       The Corporation shall have authority, acting by its board of directors, to issue not more than Three Million (3,000,000) common shares having a par value of $14.00 each ("Common Stock"). All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                                   ARTICLE VI

       The Corporation shall not commence business until it shall have received consideration of not less than $500 in value for the issuance of its shares.

                                   ARTICLE VII

       The shareholders of the Corporation shall have pre-emptive rights to acquire any unissued shares of the Corporation.

                                  ARTICLE VIII

       The address of the initial registered office of the Corporation is 35 Griffin Street, McDonough, Georgia 30253, and the name of the initial registered agent at such address is S. Tom Ellis.

                                   ARTICLE IX

       The number of directors constituting the initial Board of Directors is twelve. Following are the name and address of each person who is to serve as an initial director of the Corporation:

             Hans M. Broder, Jr.              Ronal A. Greer
             103 Wren Court                   Shields Road
             Stockbridge, GA 30281            Stockbridge, GA 30281

             J. W. Clark, Jr.                 Herbert H. Jones
             Club Drive                       Lemon Street
             Stockbridge, GA 30281            McDonough, GA 30253

             Milton A. Clark                  Don L. Knowles
             Rt. 1, East Atlanta Road         P.O. Box 235
             Stockbridge, GA 30281            Stockbridge, GA 30291

             H. K. Elliott, Jr.               Robert O. Linch
             5535 Hugh Howell Road            Judy Drive
             Stone Mountain, GA 30087         McDonough, GA 30253

             S. Tom Ellis                     Raleigh G. Moseley
             35 Griffin Street                Club Drive
             McDonough, GA 30253              Stockbridge, GA 30291

             G. R. Foster, Jr.                T. K. White, Sr.
             55 Sims Street                   Rt. 2, Highway 155
             McDonough, GA 30253              Stockbridge, GA 30281

                                    ARTICLE X

       Randolph L. Hutto, whose address is 3100 First Atlanta Tower, 2 Peachtree Street, N.W., Atlanta, Georgia 30383, is the sole incorporator of the Corporation.

                                   ARTICLE XI

       In addition to, but not in limitation of, the general powers conferred by law, the Corporation shall have the power to make distributions to its shareholders out of its capital surplus; to purchase its own shares out of its unreserved and unrestricted capital surplus available therefor; and to carry on any lawful business.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this ____ day of June, 1982.


                                               _____________________________
                                               Randolph L. Hutto